UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2015 (June 17, 2015)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.                                        Other Events

On June 17, 2015, Eagle US 2 LLC (“Eagle”), a wholly owned subsidiary of Axiall Corporation (the “Company”), entered into an amended and restated limited liability company agreement (the “JV Agreement”) with Lotte Chemical USA Corporation (“Lotte”) related to the formation of LACC, LLC (the “JV Company”), which is a joint venture between Eagle and Lotte to design, build and operate an ethane cracker in Louisiana (the “Plant”).  Pursuant to a contribution and subscription agreement, dated as of June 17, 2015 (the “Contribution Agreement”), between the Company, Eagle and the JV Company, Eagle has agreed to make a maximum capital commitment to the JV Company of up to $225,000,000 to fund the construction costs of the Plant, subject to certain conditions, including the boards of directors of both the Company and Lotte reaching a final investment decision with respect to the construction of the Plant.  Eagle and Lotte also entered into a call option agreement, dated as of June 17, 2015 (the “Call Option Agreement” and, together with the JV Agreement and Contribution Agreement, the “Transaction Agreements”), pursuant to which Eagle has the right, but not the obligation, until the third anniversary of the substantial completion of the Plant, to acquire up to 50% of the interests of the JV Company from Lotte. A description of the terms of the Transaction Agreements will be filed in a subsequent Form 8-K under Item 1.01 in accordance with the rules and regulations of the Securities and Exchange Commission.

On June 17, 2015, the Company issued a press release regarding the joint venture with Lotte. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is also filing the slide presentation to be used in connection with the Company’s conference call with investors to be held on June 18, 2015.  The slide presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press release, dated June 17, 2015

99.2	Slide presentation, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Timothy Mann, Jr.
	Name:	Timothy Mann, Jr.
Title: Executive Vice President, General Counsel and Secretary

Date: June 18, 2015

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated June 17, 2015

99.2	Slide presentation, dated June 18, 2015